UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017 (April 10, 2017)

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

New Employment Agreements

On April 10, 2017, Fred’s, Inc. (the “Company”) entered into substantially similar employment agreements (collectively, the “Employment Agreements”) with each of Rick J. Hans, Executive Vice President, Chief Financial Officer and Secretary, Craig L. Barnes, Executive Vice President, Chief Operating Officer – Front Store, Mary Lou Gardner, Executive Vice President, Chief Merchandising and Marketing Officer, and Timothy A. Liebmann, Executive Vice President, Chief Operating Officer – Pharmacy.  The Employment Agreements became effective on April 10, 2017 and continue for a term of two years.  The Employment Agreements renew automatically for additional two-year terms unless either the Company or the executive provides notice of non-renewal at least 180 days prior to the end of the then-current term.

Pursuant to the terms of the Employment Agreements, each executive will receive his or her current base salary and will be eligible to participate in the Company’s management incentive program and in all employee benefit plans and programs made available to the Company’s employees. Each executive will also be entitled to receive vacation, expense reimbursements, a car allowance and relocation expenses, to the extent required.

The Employment Agreements permit each executive to terminate the Employment Agreement for any reason or no reason upon at least 180 days prior notice, and permit the Company to terminate the Employment Agreement without cause upon at least 30 days prior notice or at any time with cause.  Each Employment Agreement will also terminate upon the executive’s death or disability.

In the event an executive is terminated without cause within 180 days after a change in control, the executive will be entitled to receive a severance payment equal to his or her base pay for 24 months, medical and dental insurance coverage for 24 months, and such executive’s unvested stock and options will vest immediately.  As used in the Employment Agreements, the term “change in control” means (i) any person or entity becoming the beneficial owner of shares of the Company’s stock representing 35% or more of the combined voting power of the then outstanding shares that may be voted for the election of directors; (ii) as a result of any cash tender or exchange offer, merger or other business combination, sale of assets, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding shares of the Company entitled to vote in the election of directors, is held in the aggregate by holders of the Company's shares entitled to vote generally in the election of directors immediately prior to such transactions; and (iii) during any period of two consecutive years, a majority of the board of directors cease to serve on the board of directors for any reason, unless the election of such new directors was approved by a vote of at least two-thirds of the directors in office at the beginning of such two year period.

In the event an executive is terminated by the Company without cause, the executive will be entitled to receive a severance payment equal to his or her base pay for 24 months, 24 months of COBRA coverage, and such executive’s unvested stock and options will vest immediately.

In the event the executive is terminated due to the executive’s death or disability, the executive (or the executive’s estate) will be entitled to receive an amount equal to 24 months of the executive’s base pay.

In the event the executive is terminated by the Company for cause, or the executive terminates his or her Employment Agreement for any reason, the executive will be entitled to receive his or her base pay for the period ending on the effective date of termination, any unreimbursed expenses and payment of any employee benefit due but unpaid as of the date of termination, including all unused paid-time off.

Each of the Employment Agreements provides that the executive is subject to non-competition and non-solicitation provisions during the term of his or her employment, and for one year after termination, as well as to a perpetual covenant not to use or disclose confidential information or make disparaging statements about the Company.  Each Employment Agreement includes a customary acknowledgement that any intellectual property developed by the executive in connection with his or her employment is the property of the Company.

Amendment to Employment Agreement

On April 10, 2017, the Company also entered into a second amendment (the “Amendment”) to that certain Management Compensation Agreement, dated as of January 12, 2015 (as amended, the “Management Compensation Agreement”), between the Company and Michael K. Bloom, President and Chief Executive Officer of the Company.  The Amendment provides that Mr. Bloom’s base salary will be increased to $900,000 upon the completion of the acquisition of at least 865 Rite Aid stores pursuant to the terms of that certain Asset Purchase Agreement, dated as of December 19, 2016, among the Company, AFAE, LLC, Rite Aid Corporation and Walgreens Boots Alliance, Inc.

The Amendment amends the term of the Management Compensation Agreement such that following the expiration of the three year term, the Management Compensation Agreement will renew automatically for an additional 30 month term, unless either party provides notice of non-renewal at least six months prior to the end of the current term.

In the event Mr. Bloom is terminated other than for cause, or Mr. Bloom terminates the Management Compensation Agreement for good reason after the second year of the current term, Mr. Bloom will receive his base pay as of the date of termination for a period of 36 months. In addition, if Company’s current healthcare provider will not permit Mr. Bloom to continue coverage under the Company’s healthcare plan, the Company will purchase equivalent coverage from another provider.

The Amendment amends the definition of “Good Reason” to include the relocation of the Company’s headquarters during the 18 month period following a change in control to a location unacceptable to Mr. Bloom, and amends the definition of “change in control” to be consistent with the definition of “change in control” as the term appears in the other Employment Agreements.

The Amendment provides that if Mr. Bloom is entitled to receive payments that would be “parachute payments” in connection with a change in control of the Company that would subject him to the excise tax under Section 4999 of the Internal Revenue Code or would otherwise exceed the maximum amount which may be paid without any loss of tax deductibility for the Company under Section 280G, then the Company will pay Mr. Bloom either $1.00 less than the maximum amount which may be paid without triggering such excise tax and/or non-deductibility, or the amount provided by the Management Compensation Agreement, whichever provides the greater net amount, after deducting all federal, state and local taxes.

The Amendment includes a mitigation requirement such that, in the event Mr. Bloom is terminated during the 18 month period following a change in control and Mr. Bloom becomes entitled to receive payments under the Management Compensation Agreement, Mr. Bloom will only receive an amount under the Management Compensation Agreement equal to the difference between the amount provided by the Management Compensation Agreement and any lesser amount received by Mr. Bloom from his new employer.  If Mr. Bloom receives a greater salary than the change in control payment provided by the Management Compensation Agreement, the Company will no longer be required to make such payments.

The foregoing descriptions of the Employment Agreements and the Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) as exhibits to the Company’s next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date: April 13, 2017	By:	/s/ Rick J. Hans
	Name:	Rick J. Hans
	Title:	Executive Vice President, Chief Financial Officer and Secretary